                                                                  EXHIBIT 3.1(e)

             [LETTERHEAD OF STATE OF FLORIDA, DEPARTMENT OF STATE]



I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of AUTO MARKETING NETWORK, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is V12909.




                                              Given under my hand and the
                                          Great Seal of the State of Florida
                                         at Tallahassee, the Capital, this the
                                               Fifth day of March, 1997

[SEAL OF STATE OF FLORIDA]

                                                /s/ Sandra B. Mortham
                                                    Sandra B. Mortham
                                                    Secretary of State

                           ARTICLES OF INCORPORATION

                                      OF

                         AUTO MARKETING NETWORK, INC.

ARTICLE I.     NAME

    The name of the corporation is AUTO MARKETING NETWORK, INC.

ARTICLE II.    PURPOSE

    The corporation is organized for the purpose of transacting any and all lawful business.

ARTICLE III.   CAPITAL STOCK

    This corporation is authorized to issue three hundred (300) shares of One Dollar ($1.00) par value common stock which shall be designated as common stock.

ARTICLE  IV.   VOTING RIGHTS

    Except as otherwise provided by law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the outstanding common shares.

ARTICLE V.     INITIAL REGISTERED OFFICE AND AGENT

    The street address of the initial registered office of this corporation is 2 East Camino Real, Suite 117, Boca Raton, Florida 33496 and the name of the initial registered agent of this corporation at that address is STEPHEN S. RASKIN.

ARTICLE VI.    INITIAL BOARD OF DIRECTORS

    This corporation shall have two (2) director(s) initially. The number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less than one (1) director. The name and address of the initial director(s) of this corporation is:

                          STEPHEN S. RASKIN
                          17755 Deauville Lane
                          Boca Raton, Florida 33496

                          RITA MESSINGER
                          64 Mountainview Terrace
                          Hillsdale, New Jersey 07642

ARTICLE VII.       INCORPORATOR

    The name and address of the person signing these Articles of Incorporation is:

                          STEPHEN S. RASKIN
                          17755 Deauville Lane
                          Boca Raton, Florida 33496

ARTICLE VIII.      PRINCIPAL PLACE OF BUSINESS

    The principal place of business of the corporation will be 2 East Camino Real, Suite 117, Boca Raton, Florida. The mailing address of the corporation shall be 2 East Camino Real, Suite 117, Boca Raton, Florida 33422.

ARTICLE IX.        BY-LAWS

    The power to adopt, alter, amend or repeal By-Laws shall be vested in the Board of Directors and the shareholders.

ARTICLE X.         INDEMNIFICATION

    The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

ARTICLE XI.        AMENDMENT

    This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment to them, and any right conferred upon the shareholders is subject to this reservation.

    IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation on February 7, 1992.


                                     /s/ Stephen S. Raskin
                                     ---------------------------
                                     STEPHEN S. RASKIN




(Notary Public acknowledge continued on following page)

STATE OF FLORIDA
COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this ______________ day of _________________________________, 1992 by STEPHEN S. RASKIN, as Incorporator of
AUTO MARKETING NETWORK, INC., a Florida corporation to be formed, on behalf of the corporation. He/She is personally known to me or has produced ______________ ___________________________ (type of identification) as identification and did not take an oath.



                             _______________________________
                             Notary Public, State of Florida
                             Name:__________________________
                             Serial No.:____________________
My commission expires:

                   CERTIFICATE DESIGNATING PLACE OF BUSINESS
                    OR DOMICILE FOR THE SERVICE OF PROCESS
                      WITHIN THIS STATE NAMING AGENT WHOM
                             PROCESS MAY BE SERVED

     Pursuant to Chapter 48.091, Florida Statutes, the following is submitted in compliance with this Statute.

     That AUTO MARKETING NETWORK, INC., desiring to organize under the laws of the State of Florida as indicated in the Articles of Incorporation, has named STEPHEN S. RASKIN located at 2 East Camino Real, Suite 117, Boca Raton, Florida 33432, as its agent to accept service of process within the State of Florida.

     Having been named to accept service of process for the above-named corporation, at the place designated in this Certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of said Act relative to keeping open this office.



                                 /s/ STEPHEN S. RASKIN
                                 -----------------------------
                                 STEPHEN S. RASKIN
                                 Registered Agent

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                           ARTICLES OF INCORPORATION
                                      OF
                         AUTO MARKETING NETWORK, INC.

        1. The name of this Corporation is Auto Marketing Network, Inc.

        2. The Articles of Incorporation of this Corporation were filed under the laws of the State of Florida on February 7, 1992.

        3. The document number of this Corporation is V12909.

        4. ARTICLE III of the Articles of Incorporation is amended to provide that: "This corporation is authorized to issue ten thousand (10,000) shares of One Dollar ($1.00) par value common stock which shall be designated as common stock."

        5. This Amendment was adopted by unanimous consent of the Shareholders and Directors of the Corporation on March 8, 1993.


                                       AUTO MARKETING NETWORK, INC.


                                       By: /s/ Stephen S. Raskin
                                           --------------------------
                                           Stephen S. Raskin
                                           President

STATE OF FLORIDA:     )
                      ) SS:
COUNTY OF PALM BEACH: )

        STEPHEN S. RASKIN, being duly sworn, deposes and says that he is the President of Auto Marketing Network, Inc., the Corporation mentioned and described in the foregoing instrument; that he has read and signed the same; and that the statements contained therein are true.

                                       By: /s/ Stephen S. Raskin
                                           --------------------------
                                           Stephen S. Raskin


Sworn and subscribed to before
me this 10th day of March, 1993

/s/ Emelia Ann Arrington
_______________________________

                             AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION
                                      OF
                         AUTO MARKETING NETWORK, INC.


     Pursuant to Sections 607.1003 and 607.1007 of the Florida Business Corporation Act, the Articles of Incorporation of Auto Marketing Network, Inc. (the "Corporation"), are hereby amended and restated in their entirety as follows:

ARTICLE I.       NAME: PRINCIPAL PLACE OF BUSINESS AND REGISTERED AGENT

     The name of the corporation is AUTO MARKETING NETWORK, INC. The principal place of business of this Corporation is Suite 316, 2101 Corporate Boulevard, N.W., Boca Raton, Florida 33431. The name of the registered agent at that address is Stephen S. Raskin.

ARTICLE II.      PURPOSE

     The purpose for which the Corporation is organized is to engage in or transact any and all lawful activities or business for which a corporation may be incorporated under the laws of the State of Florida.

ARTICLE III.     CAPITAL STOCK

     The total number of shares that the Corporation shall have authority to issue is 21,000,000 shares, consisting of (i) 20,000,000 shares, of par value $1.00 per share, consisting of 5,000,000 shares of Class A common stock and 15,000,000 shares of Class B common stock, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share.

     The Class A common stock and the Class B common stock shall be identical in all respects, except that subject to applicable law, the holders of Class A common stock shall have no voting power for any purpose whatsoever and the holders of the Class B common stock shall, to the exclusion of the holders of Class A common stock, have full voting power for all purposes. The Board of Directors is authorized, subject to limitations prescribed by law, to convert shares of Class A common stock to shares of Class B common stock. Upon the filing of these Amended and Restated Articles of Incorporation, each outstanding share of common stock is converted into and reconstituted as one share of Class B common stock.

     The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing an amendment to these Amended and Restated Articles of Incorporation, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the amendment establishing any series of preferred stock.

     No shareholder shall be entitled to presumptive rights in the issuance of preferred or common stock or be entitled to cumulative voting rights.

ARTICLE IV.        VOTING RIGHTS

     Except as otherwise provided by law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively to the holders of the Class B common stock.

ARTICLE VII.       BYLAWS

     The Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the bylaws of the Corporation, but each authorization shall not divest the shareholders of the power, nor limit their power, to adopt, amend, or repeal bylaws.

ARTICLE VIII.      MEETINGS OF SHAREHOLDERS

            (a) Special meetings of the shareholders, for any lawful purpose or purposes, unless otherwise proscribed by statute, may be called by the President or by the Chairman of the Board of Directors, and shall be called by the President or by the Secretary or by the Chairman of the Board of Directors following receipt of a written request stating the purposes thereof and signed by the holders of not less than 30% of all the outstanding shares of the Corporation entitled to vote at the meeting.

            (b) Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders of the Corporation and may not be effectuated by any consent in writing by such shareholders.

ARTICLE IX.        INDEMNIFICATION

     Provided the person proposed to be indemnified satisfies the requisite standard of conduct for permissive indemnification by the corporation as specifically set forth in the applicable provisions of the Florida Business Corporation Act (currently, Sections 607.0850(1) and (2) of the Florida Statutes), as the same may be amended from time to time, the Corporation shall indemnify its officers and directors, and may indemnify its employees and agents, to the fullest extent permitted by the provisions of the Florida Business Corporation Act and the Bylaws of the Corporation, as the same may be amended and supplemented, from and against any and all of the expenses or liabilities incurred is deferring a civil or criminal proceeding, or other matters referred to in or covered by such provisions including advancements of expenses prior to the final disposition of such proceedings and amounts paid in settlement of such proceedings, both as action in his or her official capacity and as to action in another capacity while an officer, director, employee or other agent. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise. Such indemnification shall continue as to a person who has ceased to be director, officer, employee or agent, and shall tenure to the benefit of heirs and personal representatives of such person. Except as otherwise required by law and adjudication of liability shall not affect the right to indemnification to those indemnified.

ARTICLE X.          AMENDMENT

     The Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner prescribed by the laws of the State of Florida and all rights conferred upon shareholders are granted subject to this reservation. The number of votes cast for this amendment by the shareholders was sufficient for approval. IN WITNESS WHEREOF, the undersigned subscriber has executed these Amended and Restated Articles of Incorporation as of September 20, 1996. This Amendment was adopted
                                          --
on August 2, 1996.

                                AUTO MARKETING NETWORK, INC.



                                /s/ Stephen S. Raskin
                                --------------------------------
                                STEPHEN S. RASKIN, PRESIDENT